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                                                                    EXHIBIT 23.2


                             MILLER AND LENTS, LTD.

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102

         We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserves estimates from our report entitled, "Encore Acquisition Company, Reserves and Future Net Revenues, as of December 31, 2001, SEC Case" dated January 21, 2002 in the Registration Statement on Form S-4 (Registration No. 333-99557) of Encore Acquisition Company.

                                              MILLER AND LENTS, LTD.

                                              By /s/ Carl D. Richard
                                              ----------------------------
                                              Carl D. Richard
                                              Vice President


Houston Texas
October 25, 2002